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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-81204) dated January 22, 2002 and related Prospectus of WFS Financial Inc. for the registration of 5,571,229 shares of its common stock and to its incorporation into a Registration Statement on Form S-3 filed pursuant to Rule 462(b) for the registration of an additional 566,697 shares of its common stock.



                                             /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

Los Angeles, California
February 11, 2002